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                                                                     EXHIBIT 5



                 [HONIGMAN MILLER SCHWARTZ AND COHN LETTERHEAD]



                                October 9, 1997



Pulte Corporation
33 Bloomfield Hills Parkway
Suite 200
Bloomfield Hills, Michigan  48304

Ladies and Gentlemen:

          We are acting as counsel for Pulte Corporation, a Michigan corporation (the "Corporation"), and the Additional Registrants (as defined in the Registration Statement), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation and Additional Registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance of up to $25,000,000 initial aggregate offering price to the public of debt securities of the Corporation (the "Debt Securities"), which shall be guaranteed (the "Guarantees") by the Additional Registrants (the "Guarantors"), all as provided in the Registration Statement. (The Debt Securities and Guarantees are collectively referred to herein as the "Securities.") The Debt Securities will be issued under an indenture (as amended or supplemented, the "Indenture"), between the Corporation, the Guarantors and The First National Bank of Chicago, a national banking association (the "Trustee"), dated October 24, 1995, filed as Exhibit 1 to the Current Report on Form 8-K filed by the Corporation with the Commission dated October 20, 1995.

        Based upon our examination of such documents and other matters as we deem relevant and subject to the qualifications hereinafter set forth, we are of the opinion that:

        1. When the Registration Statement has become effective, the specific terms of the particular Debt Securities have been established in accordance with the Indenture and such Debt Securities have been dully issued, authorized, executed, authenticated or countersigned and delivered in accordance with the provisions of the Indenture against payment therefor, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Corporation, entitled to the
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HONIGMAN MILLER SCHWARTZ AND COHN

        Pulte Corporation
        October 9, 1997
        Page 2

                        benefits of the Indenture and Debt Securities and enforceable against the Corporation in accordance with such Indenture's and Debt Securities' terms.

                2. When the Registration Statement has become effective, the specific terms of the particular Debt Securities and particular Guarantees have been established in accordance with the Indenture and such Debt Securities and Guarantees have been dully issued, authorized, executed, authenticated or countersigned and delivered in accordance with the provisions of the Indenture, against payment therefor (in the case of the Debt Securities), such Guarantees will be legally issued and will constitute valid and binding obligations of the respective Guarantors, entitled to the benefits of the Indenture and Guarantees and enforceable against the respective Guarantors in accordance with such Indenture's and Guarantees' terms.

                In giving the opinions set forth in paragraphs 1 and 2 above, we have assumed the due execution and delivery of the Indenture by the Trustee (pursuant to appropriate corporate authority), the Corporation and the Guarantors. In giving the opinions set forth in paragraphs 1 and 2, we have also assumed that (i) at or prior to the time of the delivery of each Security, the authorization of the Securities will be applicable to each Security and will not have been modified or rescinded, and there will not have occurred any change in law affecting such Security, including its validity or enforceability, and (ii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security nor the compliance by the Corporation or the Guarantors, as applicable, with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation or the Guarantors, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation or the Guarantors, as applicable.

                In addition, our opinions set forth in paragraph 1 and 2 are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.


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HONIGMAN MILLER SCHWARTZ AND COHN

        Pulte Corporation
        October 9, 1997
        Page 3

                We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this Opinion as Exhibit 5 to the Registration Statement. In giving such consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.


                                     Very truly yours,

                                     Honigman Miller Schwartz and Cohn

                                     HONIGMAN MILLER SCHWARTZ AND COHN